Exhibit 99.1

COMPANY CONTACTS:
Diane Morefield
EVP & Chief Financial Officer
Strategic Hotels & Resorts
(312) 658-5740

Jonathan Stanner
SVP, Capital Markets, Acquisitions & Treasurer
Strategic Hotels & Resorts
(312) 658-5746

FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 5, 2015

STRATEGIC HOTELS & RESORTS REPORTS THIRD QUARTER 2015
FINANCIAL RESULTS

CHICAGO - November 5, 2015 - Strategic Hotels & Resorts, Inc. (NYSE: BEE) today reported results for the third quarter ended September 30, 2015.

($ in millions, except per share and operating metrics)	Third Quarter
Earnings Metrics	2015	2014	%
Total Revenues	$354.4	$305.3	16.1%
Net income attributable to common shareholders	$23.3	$21.0	10.8%
Net income per diluted share	$0.08	$0.07	14.3%
Comparable funds from operations (Comparable FFO) (a)	$69.4	$56.7	22.4%
Comparable FFO per diluted share (a)	$0.25	$0.23	8.7%
Comparable EBITDA (a)	$89.2	$75.2	18.6%

Same Store United States Portfolio Operating Metrics (b)
Average Daily Rate (ADR) (d)	$327.88	$318.25	3.0%
Occupancy	80.3%	80.1%	0.2	pts
Revenue per Available Room (RevPAR) (d)	$263.35	$255.02	3.3%
Total RevPAR (d)	$462.96	$448.10	3.3%
EBITDA Margins (d)	27.8%	27.3%	50	bps

Total United States Portfolio Operating Metrics (c)
Average Daily Rate (ADR) (d)	$341.46	$330.81	3.2%
Occupancy	79.6%	78.9%	0.7	pts
Revenue per Available Room (RevPAR) (d)	$271.77	$260.85	4.2%
Total RevPAR (d)	$485.23	$465.88	4.2%
EBITDA Margins (d)	27.1%	26.4%	70	bps

($ in millions, except per share and operating metrics)	Year to Date
Earnings Metrics	2015	2014	%
Total Revenues	$1,036.6	$776.1	33.6%
Net income attributable to common shareholders	$45.8	$319.0	(85.7)%
Net income per diluted share	$0.16	$1.32	(87.9)%
Comparable funds from operations (Comparable FFO) (a)	$194.7	$117.0	66.4%
Comparable FFO per diluted share (a)	$0.70	$0.51	37.3%
Comparable EBITDA (a)	$251.7	$185.3	35.9%

Same Store United States Portfolio Operating Metrics (b)
Average Daily Rate (ADR) (d)	$318.19	$301.98	5.4%
Occupancy	77.1%	76.7%	0.4	pts
Revenue per Available Room (RevPAR) (d)	$245.32	$231.70	5.9%
Total RevPAR (d)	$457.64	$436.33	4.9%
EBITDA Margins (d)	27.1%	25.6%	150	bps

Total United States Portfolio Operating Metrics (c)
Average Daily Rate (ADR) (d)	$331.77	$314.43	5.5%
Occupancy	77.0%	76.6%	0.4	pts
Revenue per Available Room (RevPAR) (d)	$255.54	$240.91	6.1%
Total RevPAR (d)	$483.11	$459.64	5.1%
EBITDA Margins (d)	26.7%	25.2%	150	bps

(a)
Please refer to the tables provided later in this press release for a reconciliation of net income attributable to common shareholders to Comparable FFO, Comparable FFO per diluted share and Comparable EBITDA. Comparable FFO, Comparable FFO per diluted share and Comparable EBITDA are non-GAAP measures and are further explained within the reconciliation tables.

(b)	Operating statistics reflect results from the Company’s Same Store United States portfolio (see portfolio definitions later in this press release).

(c)	Operating statistics reflect results from the Company's Total United States portfolio (see portfolio definitions later in this press release).

(d)
ADR, RevPAR, Total RevPAR and EBITDA Margin statistics have been modified to take into account certain adjustments, including those related to the adoption of the Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition (the "USALI Eleventh Revised Edition").

"We are pleased to report another solid quarter of operating results which translated into attractive growth in our key financial metrics. Looking forward, we are also pleased to report continued strong group pace into 2016," commented Raymond L. "Rip" Gellein, Chairman and Chief Executive Officer of Strategic Hotels & Resorts. "Importantly, we continue to make progress towards closing our previously announced merger with Blackstone and expect the transaction to close shortly after our special meeting of stockholders on December 8th," summarized Gellein.
Third Quarter Highlights

▪
Total consolidated revenues were $354.4 million in the third quarter of 2015, a 16.1 percent increase over the prior year period. The increase was primarily driven by the acquisitions of the Four Seasons Resort Scottsdale at Troon North, the Montage Laguna Beach resort and the Four Seasons Hotel Austin.

▪
Net income attributable to common shareholders was $23.3 million, or $0.08 per diluted share, in the third quarter of 2015, compared with $21.0 million, or $0.07 per diluted share, in the third quarter of 2014.

▪	Comparable FFO was $0.25 per diluted share in the third quarter of 2015, compared with $0.23 per diluted share in the prior year period, an 8.7 percent increase over the prior year period.

▪
Comparable EBITDA was $89.2 million in the third quarter of 2015, compared with $75.2 million in the prior year period, an 18.6 percent increase between periods as a result of the Company’s acquisition activity and same store growth.

▪
Same Store United States portfolio RevPAR increased 3.3 percent in the third quarter of 2015, driven by a 3.0 percent increase in ADR and a 0.2 percentage point increase in occupancy compared to the third quarter of 2014. Total RevPAR increased 3.3 percent between periods, with non-rooms revenue increasing 3.4 percent between periods.

▪
Total United States portfolio RevPAR increased 4.2 percent in the third quarter of 2015, driven by a 3.2 percent increase in ADR and a 0.7 percentage point increase in occupancy compared to the third quarter of 2014. Total RevPAR increased 4.2 percent between periods, with non-rooms revenue increasing 4.1 percent between periods.

▪
Group occupied room nights in the Total United States portfolio decreased 3.3 percent in the third quarter 2015 while transient occupied room nights increased 3.8 percent compared to the third quarter of 2014. Group ADR increased 4.0 percent and transient ADR increased 1.8 percent compared to the third quarter of 2014.

▪
Same Store United States and Total United States portfolio EBITDA margins expanded 50 basis points and 70 basis points, respectively, in the third quarter of 2015, compared to the third quarter of 2014. EBITDA margins in both years have been adjusted to exclude the amortization of the below market hotel management agreement related to the Hotel del Coronado, and other adjustments related to the adoption of the USALI Eleventh Revised Edition to improve comparability between years.

Year to Date Highlights

▪
Total consolidated revenues were $1,036.6 million for the nine month period ended September 30, 2015, a 33.6 percent increase over the prior year period. This increase was primarily driven by the acquisitions of the Four Seasons Resort Scottsdale at Troon North, the Montage Laguna Beach resort and the Four Seasons Hotel Austin, as well as the consolidation of the Hotel del Coronado and the Fairmont Scottsdale Princess resort.

▪
Comparable net income attributable to common shareholders was $45.8 million, or $0.16 per diluted share for the nine month period ended September 30, 2015, compared with $319.0 million, or $1.32 per diluted share, for the nine month period ended September 30, 2014. The year-over-year decrease in net income was primarily the result of 2014 gains on sales of assets totaling $156.5 million, or $0.66 per diluted share and one-time gains of $143.5 million, or $0.60 per diluted share related to the consolidation of the Fairmont Scottsdale Princess resort and the Hotel del Coronado recorded in 2014.

▪
Comparable FFO was $0.70 per diluted share in the nine month period ended September 30, 2015, compared with $0.51 per diluted share in the nine month period ended September 30, 2014, a 37.3 percent increase over the prior year period as a result of the Company’s acquisition and financing activities.

▪
Comparable EBITDA was $251.7 million for the nine month period ended September 30, 2015 compared with $185.3 million for the nine month period ended September 30, 2014, a 35.9 percent increase between periods as a result of the Company’s acquisition activity and same store growth.

Transaction Activity
On July 24, 2015, the Company acquired the remaining 49 percent ownership interest in the JW Marriott Essex House Hotel. Pursuant to the terms of the joint venture agreements, the Company’s joint venture partner, affiliates of KSL Capital Partners, LLC (KSL), exercised a contractual put option of their equity interests in the asset and the Company issued KSL an aggregate of 6,595,449 shares of common stock priced at $12.82 per share, or an implied valuation of $84.6 million.
Merger Agreement
On September 8, 2015, the Company announced that it entered into a definitive agreement (the Merger Agreement) with affiliates of Blackstone Real Estate Partners VIII L.P., under which Blackstone would acquire all outstanding shares of common stock of Strategic Hotels & Resorts, Inc. for $14.25 per share in cash, and all of the outstanding membership units of the Company’s subsidiary, Strategic Hotels Funding, L.L.C., not held by the Company, for $14.25 per unit in cash (the Mergers).

2015 Guidance
Management has suspended the issuance of earnings guidance in light of the Company entering into a definitive merger agreement with affiliates of Blackstone Real Estate Partners VIII L.P.
Portfolio Definitions

Same Store United States portfolio hotel comparisons for the third quarter of 2015 are derived from the Company’s hotel portfolio at September 30, 2015, consisting of 14 properties located in the United States, but excluding the Four Seasons Resort Scottsdale at Troon North, the Montage Laguna Beach resort, and the Four Seasons Hotel Austin which were acquired on December 9, 2014, January 29, 2015, and May 12, 2015, respectively.

Total United States portfolio hotel comparisons for the third quarter of 2015 are derived from the Company’s hotel portfolio as of September 30, 2015, consisting of all 17 properties located in the United States, including the Four Seasons Resort Scottsdale at Troon North, the Montage Laguna Beach resort, and the Four Seasons Hotel Austin, which were acquired on December 9, 2014, January 29, 2015, and May 12, 2015, respectively.
Total United States portfolio hotel comparisons for the full year 2015 are derived from the Company’s current hotel portfolio, consisting of 17 properties located in the United States, including the Four Seasons Resort Scottsdale at Troon North, the Montage Laguna Beach resort, and the Four Seasons Hotel Austin which were acquired on December 9, 2014, January 29, 2015, and May 12, 2015, respectively, but excluding the Hyatt Regency La Jolla, which was sold on May 21, 2015.
About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value enhancing asset management of high-end hotels and resorts in the United States. The Company currently has ownership interests in 17 properties with an aggregate of 7,921 rooms and 847,000 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.
Forward Looking Statements
This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the Company). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the failure to satisfy conditions to completion of the mergers described above (the Mergers), including receipt of stockholder approval; the failure of the Mergers to close for any other reason; the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the merger agreement entered into with affiliates of Blackstone Real Estate Partners VIII L.P. (the Merger Agreement); the outcome of the legal proceedings that have been, or may be, instituted against the Company and others following the announcement of the Company entering into the Merger Agreement; risks that the proposed Mergers disrupt current plans and operations including potential difficulties in relationships with employees; the amounts of the costs, fees, expenses and charges relating to the Mergers; the effects of economic conditions and disruptions in financial markets upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.
Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading Item 1A. Risk Factors in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Additional Information Regarding the Transaction and Where to Find It
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Company’s securities or the solicitation of any vote or approval. The proposed merger of the Company involving BRE Diamond Hotel Holdings LLC, BRE Diamond Hotel LLC, BRE Diamond Hotel Acquisition LLC, the Company and Strategic Hotels Funding L.L.C. will be submitted to the stockholders of the Company for their consideration at a special meeting of stockholders of the Company on December 8, 2015, at 10:00 a.m. Central Time. In connection therewith, the Company has filed and will continue to file relevant materials with the Securities and Exchange Commission (the SEC), including a definitive proxy statement that was filed with the SEC on October 19, 2015, and was first mailed to stockholders of the Company on or about October 26, 2015. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, as such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.strategichotels.com under the heading Financial Information within the Investor Relations portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and the filings with the SEC incorporated by reference in the proxy statement by contacting the Company’s Investor Relations Department at 312-658-5000.

Participants in the Solicitation
The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 10, 2015, its annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 24, 2015, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement and other relevant materials filed with the SEC.